Exhibit 23.01


                CONSENT OF INDEPENDENT AUDITORS OF @ROAD, INC.

     We consent to the incorporation by reference in Registration Statement Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522,
33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703,
333-84949, 333-38264, 333-65758, 333-65760, 333-97979, 333-118212, 333-138551
and 333-140941 on Form S-8 of our report dated April 30, 2007, relating to the consolidated financial statements of @Road, Inc. and its subsidiaries (collectively the "Company") as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, included in Exhibit
99.01 to this Current Report on Form 8-K/A of Trimble Navigation Limited.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 30, 2007